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Exhibit 99.6

CONSENT OF PERSONS NAMED AS ABOUT TO BECOME DIRECTORS

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, we, the undersigned, hereby consent to be named as persons about to become directors of Crompton Corporation in this registration statement on Form S-4 of Crompton Corporation, and any amendments thereto.

/s/ NIGEL D. T. ANDREWS Nigel D. T. Andrews	/s/ JAMES W. CROWNOVER James W. Crownover
/s/ MARTIN M. HALE Martin M. Hale	/s/ MACK G. NICHOLS Mack G. Nichols
/s/ JAY D. PROOPS Jay D. Proops

April 5, 2005

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CONSENT OF PERSONS NAMED AS ABOUT TO BECOME DIRECTORS